SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                                                                    [X]
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[  ]            Definitive Information Statement

JNL Series Trust
(Name of Registrant As Specified In Its Charter)

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the "Trust"), your purchase payments and the earnings on such purchase payments under your variable contracts ("Variable Contracts") issued by Jackson National Life Insurance Company ("Jackson") or Jackson National Life Insurance Company of New York ("Jackson NY") are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust ("Information Statement") may be read to include you as an owner of a Variable Contract.

On June 2-3, 2015, the Board of Trustees (the "Board") of the Trust voted to replace J.P. Morgan Investment Management Inc. ("JPMorgan") with Causeway Capital Management LLC ("Causeway") as sub-adviser for the JNL/JPMorgan International Value Fund of the Trust effective September 21, 2015.  Enclosed please find the Trust's Information Statement regarding this change in sub-adviser for the following Fund:

Prior Fund Name	New Fund Name
JNL/JPMorgan International Value Fund	JNL/Causeway International Value Select Fund

The Information Statement is furnished on behalf of the Board of the Trust, a Massachusetts business trust, to shareholders of JNL/JPMorgan International Value Fund, a series of the Trust, located at 1 Corporate Way, Lansing, Michigan 48951.

On June 10, 2015, the Trust filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust (File No. 333-177369) to reflect the changes discussed in this information statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), by writing JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

Sincerely,

Mark D. Nerud
President, Chief Executive Officer and Trustee
JNL Series Trust

Information Statement To Shareholders Regarding:

JNL Series Trust

JNL/JPMorgan International Value Fund

August 4, 2015

Table of Contents

Information Statement
Page

I.	Introduction

II.	Investment Sub-Advisory Agreement with Causeway

III.	Description and Control of Causeway

IV.	Other Investment Companies Advised by Causeway

V.	Evaluation by the Board of Trustees

VI.	Additional Information

VII.	Other Matters

Exhibit A	Investment Sub-Advisory Agreement Between Jackson National Asset Management, LLC and Causeway Capital Management LLC	A-1

Exhibit B	Comparison of the JNL/JPMorgan International Value Fund and the JNL/Causeway International Value Select Fund	B-1

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.  Introduction

JNL Series Trust (the "Trust"), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended ("1940 Act"). The Trust currently offers shares in 99 series (the "Funds").

As investment adviser to the Funds, Jackson National Asset Management, LLC ("JNAM" or "Adviser") selects, contracts with and compensates investment sub-advisers ("Sub-Advisers") to manage the investment and reinvestment of the assets of most of the Funds.  JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds, and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the "Board").  Jackson National Life Distributors LLC ("JNLD"), an affiliate of the Trust and the Adviser, is the principal underwriter for the Trust.  JNAM is a wholly owned subsidiary of Jackson National Life Insurance Company ("Jackson"), which, in turn, is wholly owned by Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.

On June 2-3, 2015, the Board, including all Trustees (the "Independent Trustees") who are not "interested persons" (as defined by the 1940 Act) of the JNL/JPMorgan International Value Fund (the "Fund") unanimously voted to replace J.P. Morgan Investment Management Inc. ("JPMorgan") with Causeway Capital Management LLC ("Causeway"), and to approve a new investment sub-advisory agreement between JNAM and Causeway (the "Causeway Sub-Advisory Agreement") appointing Causeway as Sub-Adviser for the Fund.

The purpose of this Information Statement is to provide you with information about the sub-advisory arrangements among JNAM, Causeway and the Trust, and about Causeway's appointment as the new Sub-Adviser to the Fund, effective September 21, 2015.  This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order ("Order") that the Trust and its Adviser received from the U.S. Securities and Exchange Commission ("SEC").

The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund.  The Trust, therefore, is able to change Sub-Advisers from time to time without the expense and delays associated with obtaining shareholder approval.  However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers, pursuant to the Order.

As of September 21, 2015, JPMorgan will cease to be the Sub-Adviser to the JNL/JPMorgan International Value Fund.  JPMorgan is located at 270 Park Avenue, New York, New York 10017.

This Information Statement is being provided to the contract owners of record for the Fund as of July 17, 2015. It will be mailed on or about August 4, 2015.

II.   Investment Sub-Advisory Agreement with Causeway

JPMorgan is the current Sub-Adviser to the Fund, pursuant to an Amended and Restated Investment Sub-Advisory Agreement between JPMorgan and JNAM, dated December 1, 2012, as amended, which was most recently approved by the Board at a meeting held on August 26-27, 2014.

On June 2-3, 2015, the Board, including the Independent Trustees, voted to replace JPMorgan with Causeway as Sub-Adviser for the Fund and approved the Investment Sub-Advisory Agreement between JNAM and Causeway with respect to the Trust ("Causeway Sub-Advisory Agreement").  Please refer to Exhibit A for the Causeway Sub-Advisory Agreement.  Pursuant to the Order, shareholder approval is not required for the Causeway Sub-Advisory Agreement because Causeway is not affiliated with JNAM.

Upon the replacement of JPMorgan with Causeway as Sub-Adviser, effective September 21, 2015, the name of the Fund will change as follows:

Prior Fund Name	New Fund Name
JNL/JPMorgan International Value Fund	JNL/Causeway International Value Select Fund

The investment objectives and policies for the JNL/Causeway International Value Select Fund will be as follows:

Investment Objective.  The investment objective of the Fund is to seek long-term growth of capital and income through investment primarily in larger capitalization equity securities.

Principal Investment Strategies. The Fund invests primarily in common stocks of companies located in developed countries outside the U.S. Under normal circumstances, the Fund invests at least 80% of its total assets in stocks of companies located in at least ten foreign countries and invests the majority of its total assets in companies that pay dividends or repurchase their shares. There is no limit on investments in any one country. The Fund may invest up to 10% of its total assets in companies in emerging (less developed) markets.

Causeway determines the country where a company is located, and thus whether a company is located outside the U.S. or in an emerging market, by referring to: its stock exchange listing; where it is registered, organized or incorporated; where its headquarters are located; its MSCI country classification; where it derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed; or where at least 50% of its assets are located. These categories are designed to identify investments that are tied economically to, and subject to the risks of, investing outside the U.S. The Fund considers a country to be an emerging market if the country is included in the MSCI Emerging Markets Index.

When investing the Fund's assets, Causeway follows a value style. This means that Causeway buys stocks that it believes have lower prices than their true worth. For example, stocks may be "undervalued" because the issuing companies are in industries that are currently out of favor with investors. However, even in those industries, certain companies may have high rates of growth of earnings and be financially sound.

Causeway considers whether a company has each of the following value characteristics in purchasing or selling securities for the Fund:

•	Low price-to-earnings ratio (stock price divided by earnings per share) relative to the sector;
•	High yield (percentage rate of return paid on a stock in dividends and share repurchases) relative to the market;
•	Low price-to-book value ratio (stock price divided by book value per share) relative to the market;
•	Low price-to-cash flow ratio (stock price divided by net income plus noncash charges per share) relative to the market; and
•	Financial strength.

Generally, price-to-earnings and yield are the most important factors.

The Fund may invest in companies with market capitalizations greater than $5 billion at time of investment, and is not required to invest a minimum amount and is not limited to investing a maximum amount in any particular country.

With the change in Sub-Adviser from JPMorgan to Causeway, the investment objective of the Fund will change. Under JPMorgan, the Fund's investment objective was to provide high total return from a portfolio of equity securities of foreign companies in developed and, to a lesser extent, developing markets.  Under Causeway, the Fund's investment objective is to seek long-term growth of capital and income.

The investment strategies of JPMorgan and Causeway are different.

For a more detailed comparison of the changes made to the Fund's prospectus due to the change in Sub-Adviser, please refer to Exhibit B.

The following description of the Causeway Sub-Advisory Agreement is qualified by the Causeway Sub-Advisory Agreement attached as Exhibit A.

The Causeway Sub-Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance, at least annually.  The Causeway Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty days' written notice by JNAM or Causeway.  The Causeway Sub-Advisory Agreement also terminates automatically in the event of its assignment.

The Causeway Sub-Advisory Agreement generally provides that Causeway, its officers, directors, employees, agents or affiliates will not be subject to any liability to JNAM or the Funds or their directors, officers, employees, agents or affiliates for any act, omission, error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of Causeway's duties under the Causeway Sub-Advisory Agreement or its failure to perform due to events beyond its reasonable control, except for a loss resulting from willful malfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Causeway Sub-Advisory Agreement.  There are no material differences between the Investment Sub-Advisory Agreements of JPMorgan and Causeway.

The change in Sub-Adviser will not increase the management fees to be paid by the Fund. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/JPMorgan International Value Fund
Advisory Rates Before the Change in Sub-Adviser
Net Assets	Rate
$0 to $150 million	.70%
$150 million to $500 million	.65%
Over $500 million	.60%

After the change, the Fund will pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/Causeway International Value Select Fund
Advisory Rates After the Change in Sub-Adviser
Net Assets	Rate
$0 to $150 million	.70%
$150 million to $500 million	.65%
Over $500 million	.60%

JNAM is responsible for paying all Sub-Advisers out of its own resources.  Under the Causeway Sub-Advisory Agreement, the sub-advisory fee schedule is the same as the sub-advisory fee schedule used to compensate JPMorgan.  JPMorgan is currently paid a sub-advisory fee equal to a percentage of the Fund's average daily net assets based on the below schedule.

Fund	Sub-Adviser	Aggregate Fee Paid to Sub-Adviser
		Dollar Amount	As a percentage of Average Daily Net Assets as of December 31, 2014
JNL/JPMorgan International Value Fund	JPMorgan	$2,574,030	0.38%

Under the Causeway Sub-Advisory Agreement, Causeway will be paid a sub-advisory fee equal to a percentage of the Fund's average daily net assets based on the below schedule:

Fund	Sub-Adviser	Aggregate Fees Paid to Sub-Adviser
		Dollar Amount	As a percentage of Average Daily Net Assets as of December 31, 2014
JNL/Causeway International Value Select Fund	Causeway	$2,574,030	0.38%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2014. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the change of sub-advisers occurred during the applicable period.

Fund Name	Actual Fees
JNL/JPMorgan International Value Fund	$4,437,626

For the year ended December 31, 2014, JNAM paid JPMorgan $2,574,030 in sub-advisory fees for its services to the Fund.  The pro forma sub-advisory fees would have been the same as the fees paid to JPMorgan, assuming the Causeway Sub-Advisory Agreement was in place for the applicable period.

III.  Description and Control of Causeway

Causeway is located at 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025.  Sarah H. Ketterer and Harry W. Hartford, Chief Executive Officer and President of Causeway, respectively, own controlling voting stakes in Causeway. Ms. Ketterer and Mr. Hartford hold their Causeway interests through estate planning vehicles, through which they exercise their voting power."

As the Sub-Adviser to the Fund, Causeway will provide the Fund with investment research, advice and supervision, and manage the Fund's portfolio consistent with its investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the supplement to the Fund's Prospectus dated September 21, 2015.  The principal risks of investing in the Fund will also be listed in the supplement to the Fund's Prospectus dated September 21, 2015 under the heading "Principal Risks of Investing in the Fund."

As of July [17], 2015 [to be updated], no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Causeway, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Causeway or any other entity controlling, controlled by or under common control with Causeway. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2014, the beginning of the Trust's most recently completed fiscal year, or in any material proposed transactions, to which Causeway, any parent or subsidiary of Causeway, or any subsidiary of the parent of such entities was or is to be a party.

JNL/Causeway International Value Select Fund

The JNL/Causeway International Value Select Fund will be managed on a team basis.  The individual members of the team who will be primarily responsible for the day-to-day management of the JNL/Causeway International Value Select Fund's portfolio are:

•	Sarah H. Ketterer
•	Harry W. Hartford
•	James A. Doyle
•	Jonathan P. Eng
•	Kevin Durkin
•	Conor S. Muldoon, CFA
•	Foster Corwith
•	Alessandro Valentini, CFA
•	Ellen Lee

Executive/Principal Officers of Causeway:

Officer/Director Names	Title
Sarah H. Ketterer	Chief Executive Officer Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025
Harry W. Hartford	President Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025
Gracie V. Fermelia	Chief Operating Officer Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025
Kurt J. Decko	Chief Compliance Officer Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025
Turner Swan	Secretary, General Counsel, and Compliance Officer Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025
Dawn M. Vroegop	Independent Manager Causeway Capital Management LLC 11111 Santa Monica Blvd, 15th Floor Los Angeles, CA 90025

IV.  Other Investment Companies Advised by Causeway

Causeway currently acts as sub-adviser to one registered investment company (the "comparable Causeway Fund"), which has similar investment objectives and policies to those of the Fund. As of December 31, 2014, the comparable Causeway Fund had $1.28 billion in net assets. As of December 31, 2014, the comparable Causeway Fund paid Causeway a management fee of 0.45% of net assets.  Causeway also acts as sub-adviser to eight registered investment companies managed in Causeway's international value equity strategy, which does not impose a $5 billion minimum market capitalization requirement.

V.  Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund's sub-advisory agreement.

At a meeting on June 2-3, 2015, the Board, including all of the Independent Trustees, considered information relating to the Causeway Sub-Advisory Agreement.  In advance of the meetings, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Causeway Sub-Advisory Agreement.  The Board received, and had the opportunity to review, this and other materials, ask questions and request further information in connection with its consideration.  At the conclusion of the Board's discussions, the Board approved the Causeway Sub-Advisory Agreement through September 30, 2016.

In reviewing the Causeway Sub-Advisory Agreement and considering the information, the Board was advised by outside independent legal counsel. The Board considered the factors it deemed relevant, including: (1) the nature, quality and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (5) other benefits that may accrue to Causeway through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment did not identify any single factor that alone was responsible for the Board's decision to approve the Agreement.

Before approving the Causeway Sub-Advisory Agreement, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and Causeway and to consider the terms of the Causeway Sub-Advisory Agreement. Based on its evaluation of those materials, the Board, including the interested and Independent Trustees, concluded that the Causeway Sub-Advisory Agreement is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality and Extent of Services

The Board examined the nature, quality and extent of the services to be provided by Causeway.

For the Fund, the Board considered the investment sub-advisory services to be provided by Causeway. The Board noted JNAM's evaluation of Causeway, as well as JNAM's recommendations, based on its review of Causeway, to approve the Causeway Sub-Advisory Agreement.

The Board reviewed the qualifications, backgrounds and responsibilities of Causeway's portfolio managers who would be responsible for the day-to-day management of the Fund. The Board reviewed information pertaining to Causeway's organizational structure, senior management, financial stability, investment operations, and other relevant information pertaining to Causeway. The Board considered compliance reports about Causeway from the Trust's Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent and quality of the services to be provided by Causeway under the Causeway Sub-Advisory Agreement.

Performance

The Board reviewed the performance of Causeway's investment mandate with a similar investment strategy to that of the Fund.  The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Agreements.

Costs of Services

The Board reviewed the fee to be paid to Causeway.  For the Fund, the Board reviewed fee and expense information as compared to that of comparable funds managed by other advisers, as well as fees charged by Causeway to similar clients, if any.  The Board also noted that JNAM does not manage any institutional accounts with which the Fund's fees could be compared.  While the Board considered the Fund's sub-advisory fee and compared it to the average sub-advisory fees for other funds similar in size, character and investment strategy (the "peer group"), the Board noted that the Fund's sub-advisory fee would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund's total expense ratio.

The Board considered that the Fund's proposed sub-advisory fee is lower than the peer group average.  The Board concluded that the sub-advisory fee is in the best interests of the Fund and its shareholders in light of the services to be provided.

Economies of Scale

The Board considered whether the Fund's advisory fee reflects the potential for economies of scale for the benefit of Fund shareholders.  Based on information provided by JNAM and Causeway, the Board noted that the fee arrangement for the Fund contains breakpoints that decrease the fee rate as assets increase.

Other Benefits to JNAM and Causeway

In evaluating the benefits that may accrue to Causeway through their relationship with the Fund, the Board noted that Causeway may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund's assets and may also develop additional investment advisory business with JNAM, the Trust or other clients of Causeway as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be fair, reasonable and in the best interests of the Fund and its shareholders to approve the Causeway Sub-Advisory Agreement.

VI.  Additional Information

Ownership Of The Fund

As of July 17, 2015 [to be updated], there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL/JPMorgan International Value Fund (Class A)
JNL/JPMorgan International Value Fund (Class B)

As of July [17], 2015 [to be updated], the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson, Jackson National Life Insurance Company of New York ("Jackson NY"), certain affiliated funds organized as fund-of-funds, and certain qualified retirement plans, Jackson, through its separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, is the owner of record of substantially all of the shares of the Fund.

As of July 17, 2015 [to be updated], the following persons beneficially owned more than 5% of the shares of the Fund indicated below:

Fund	Name and Address	Amount of Ownership	Percentage of Shares Owned
JNL/JPMorgan International Value Fund (Class A)

JNL/JPMorgan International Value Fund (Class B)

  Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund shares owned by the relevant separate accounts.  As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund shares attributable to their Variable Contracts.  To the knowledge of management of the Trust, as of July 17, 2015 [to be updated], the following person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Fund	Name and Address	Amount of Beneficial Interest	Percentage of Shares Outstanding
JNL/JPMorgan International Value Fund (Class A)

JNL/JPMorgan International Value Fund (Class B)

Brokerage Commissions and Fund Transactions

During the period ended December 31, 2014, the JNL/JPMorgan International Value Fund paid 1.86% in commissions to affiliated broker-dealer J.P. Morgan Clearing Corp.

During the period ended December 31, 2014, the JNL/ JPMorgan International Value Fund paid $1,028,158 in administration fees and $1,369,292 in 12b-1 fees to the Adviser and/or its affiliated persons.  The Board approved an amendment to the investment advisory contract and these services will continue.

VII.  Other Matters

The Trust will furnish, without charge, a copy of the Trust's annual report for the fiscal year ended December 31, 2014, a copy of the Trust's semi-annual report for the period ended June 30, 2014, or a copy of the Trust's prospectus and statement of additional information to any shareholder upon request.  To obtain a copy, please call 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), or writing the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

JNAM, the investment adviser to the Trust, is located at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606.  JNAM is a wholly owned subsidiary of Jackson, which, in turn, is wholly owned by Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America. JNAM also serves as the Trust's Administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and a wholly owned subsidiary of Jackson. JNLD is located at 7601 Technology Way, Denver, Colorado 80237.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held.  Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing and distribution of this Information Statement will be paid by JNAM.

Exhibit A

Investment Sub-Advisory Agreement Between Jackson National Asset Management, LLC, Causeway Capital Management LLC

[To be updated]
A-1

Exhibit B

Comparison of the JNL/JPMorgan International Value Fund
and the JNL/Causeway International Value Select Fund

B-1

Summary Prospectus

JNL/ Causeway International Value Select Fund
(formerly, JNL/JPMorgan International Value Fund)
Class A and B

Investment Objective.  The investment objective of the Fund is to seek long-term growth of capital and income through investment primarily in larger capitalization equity securities .

Expenses.  This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

The expenses do not reflect the expenses of the variable insurance contracts or the separate account, whichever may be applicable and the total expenses would be higher if they were included.

Shareholder Fees
(fees paid directly from your investment)
Not Applicable

Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment)
Class A
Management Fee	0.65%
Distribution and/or Service (12b-1) Fees	0.20%
Other Expenses[1]	0.15%
Total Annual Fund Operating Expenses	1.00%

Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment)
Class B
Management Fee	0.65%
Distribution and/or Service (12b-1) Fees	0.00%
Other Expenses[1]	0.15%
Total Annual Fund Operating Expenses	0.80%
1 "Other Expenses" include an Administrative Fee of 0.15% which is payable to Jackson National Asset Management, LLC ("JNAM" or "Adviser").

Expense Example.  This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  Also, this example does not reflect the expenses of the variable insurance contracts or the separate account, whichever may be applicable, and the total expenses would be higher if they were included. The table below shows the expenses you would pay on a $10,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period.  The example also assumes that the Fund operating expenses remain the same.  Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Class A
1 year	3 years	5 years	10 years
$102	$318	$552	$1,225

Class B
1 year	3 years	5 years	10 years
$82	$255	$444	$990

Portfolio Turnover (% of average value of portfolio).  The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs.  These costs, which are not reflected in annual fund operating expenses or in the expense example, affect the Fund's performance.

Period	Class A
1/1/2014 – 12/31/2014	69%

Period	Class B
1/1/2014 – 12/31/2014	69%

Principal Investment Strategies.   The Fund invests primarily in common stocks of companies located in developed countries outside the U.S. Under normal circumstances, the Fund invests at least 80% of its total assets in stocks of companies located in at least ten foreign countries and invests the majority of its total assets in companies that pay dividends or repurchase their shares. There is no limit on investments in any one country. The Fund may invest up to 10% of its total assets in companies in emerging (less developed) markets.

Causeway Capital Management LLC ("Sub-Adviser") determines the country where a company is located, and thus whether a company is located outside the U.S. or in an emerging market, by referring to: its stock exchange listing; where it is registered, organized or incorporated; where its headquarters are located; its MSCI country classification; where it derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed; or where at least 50% of its assets are located. These categories are designed to identify investments that are tied economically to, and subject to the risks of, investing outside the U.S. The Fund considers a country to be an emerging market if the country is included in the MSCI Emerging Markets Index.

When investing the Fund's assets, the Sub-Adviser follows a value style. This means that the Sub-Adviser buys stocks that it believes have lower prices than their true worth. For example, stocks may be "undervalued" because the issuing companies are in industries that are currently out of favor with investors. However, even in those industries, certain companies may have high rates of growth of earnings and be financially sound.

The Sub-Adviser considers whether a company has each of the following value characteristics in purchasing or selling securities for the Fund:

•	Low price-to-earnings ratio (stock price divided by earnings per share) relative to the sector;
•	High yield (percentage rate of return paid on a stock in dividends and share repurchases) relative to the market;
•	Low price-to-book value ratio (stock price divided by book value per share) relative to the market;
•	Low price-to-cash flow ratio (stock price divided by net income plus noncash charges per share) relative to the market; and
•	Financial strength.

Generally, price-to-earnings and yield are the most important factors.

The Fund may invest in companies with market capitalizations greater than $5 billion at time of investment, and is not required to invest a minimum amount and is not limited to investing a maximum amount in any particular country.

Principal Risks of Investing in the Fund.  An investment in the Fund is not guaranteed.  As with any mutual fund, the value of the Fund's shares will change, and you could lose money by investing in the Fund.

•
Counterparty risk – A Fund that enters into contracts with counterparties, such as repurchase or reverse repurchase agreements or over-the-counter ("OTC") derivatives contracts, or that lend their securities run the risk that the counterparty will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. If a counterparty fails to meet its contractual obligations, files for bankruptcy, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. Counterparty risk is heightened during unusually adverse market conditions.

•
Currency risk – Investments in foreign currencies and in securities that trade, or receive revenues, in or in derivatives that provide exposure to, foreign currencies are subject to the risk that those currencies may decline in value or, in the case of hedging positions, that the currency will decline in value relative to the currency being hedged. Currency exchange rates can be volatile and affected by a number of factors, such as the general economics of a country, the actions (or inaction) of U.S. and foreign governments or central banks, the imposition of currency controls, and speculation.

•
Emerging markets and less developed countries risk –Emerging market and less developed countries generally are located in Asia, the Middle East, Eastern Europe, Central and South America and Africa.  Investments in emerging market and less developed countries are subject to all of the risks of investments in foreign securities, generally to a greater extent than in developed markets.  Investments in emerging markets involve greater risk from economic and political systems that typically are less developed, and likely to be less stable, than those of more advanced countries.  The Fund also will be subject to the risk of adverse foreign currency rate fluctuations.  As a result of these risks, investments in emerging market securities tend to be more volatile than investments in developed countries.

•
Foreign regulatory risk – The Adviser is an indirect wholly-owned subsidiary of Prudential plc, a publicly traded company incorporated in the United Kingdom and is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.  Through its ownership structure, the Adviser has a number of global financial industry affiliated entities.  As a result of this structure, and the asset management and financial industry business activities of the Adviser and its affiliates, the Adviser and the Fund may be prohibited or limited in effecting transactions in certain securities.  The Adviser and the Fund may encounter trading limitations or restrictions because of aggregation issues or other foreign regulatory requirements.  Foreign regulators or foreign laws may impose position limits on securities held by the Fund, and the Fund may be limited as to which securities it may purchase or sell, as well as, the timing of such purchases or sales.  These foreign regulatory limits may increase the Fund's expenses and may limit the Fund's performance.

•
Foreign securities risk – These risks include, among others, adverse fluctuations in foreign currency values as well as adverse political, social and economic developments, such as political upheaval, acts of terrorism, financial troubles, or natural disasters. Such events may adversely affect the value of securities issued by companies in foreign countries or regions.  This risk is especially high in emerging markets. In addition, the economies of certain foreign markets may not compare favorably with the economy of the U.S. with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position.  There may be less publicly available information and more volatile or less liquid markets.

•
Investment style risk – Value stocks may not increase in price if other investors fail to recognize a security's potential worth, or the factors that are expected to increase the price of a security do not occur. Over market cycles, different investment styles may sometimes outperform other investment styles (for, example, growth investing may outperform value investing).

•
Liquidity risk – Investments in securities that are difficult to purchase or sell (illiquid or thinly-traded securities) may reduce returns if the Fund is unable to sell the securities at an advantageous time or price or achieve its desired level of exposure to a certain sector.  Liquidity risk arises, for example, from small average trading volumes, trading restrictions, or temporary suspensions of trading.  To meet redemption requests, the Fund may be forced to sell securities at an unfavorable time and/or under unfavorable conditions.

•
Managed portfolio risk – As an actively managed portfolio, the value of the Fund's investments could decline because the financial condition of an issuer may change (due to such factors as management performance, reduced demand or overall market changes), financial markets may fluctuate or overall prices may decline, or the manager's investment techniques could fail to achieve the Fund's investment objective or negatively affect the Fund's investment performance.

•
Market risk – All forms of securities may decline in value due to factors affecting securities markets generally, such as real or perceived adverse economic, political, or regulatory conditions, inflation, changes in interest or currency rates or adverse investor sentiment.  Adverse market conditions may be prolonged and may not have the same impact on all types of securities.  The values of securities may fall due to factors affecting a particular issuer, industry or the securities market as a whole.

•
Settlement risk – Settlement risk is the risk that a settlement in a transfer system does not take place as expected.  When a Fund enters into certain contracts with counterparties, such as over-the-counter derivatives contracts, it faces the risk that the counterparty will be unable or unwilling to make timely settlement payments or otherwise honor its obligations.  If a Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable for any losses incurred.

Performance.  The performance information shown provides some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual returns compared with those of a broad-based securities market index which has investment characteristics similar to those of the Fund.  The Fund's past performance is not necessarily an indication of how the Fund will perform in the future.

The returns shown in the bar chart and table do not include charges that will be imposed by variable insurance products.  If these amounts were reflected, returns would be less than those shown.

Annual Total Returns as of December 31

Class A

Best Quarter (ended 6/30/2009): 25.26%; Worst Quarter (ended 9/30/2011): -22.07%

Class B

Best Quarter (ended 6/30/2009): 25.20%; Worst Quarter (ended 9/30/2011): -22.10%

Average Annual Total Returns as of December 31, 2014
	1 year	5 year	10 year
JNL/ Causeway International Value Select Fund (Class A)	-10.54%	3.60%	4.21%
MSCI EAFE Value Index (Net) (reflects no deduction for fees, expenses or taxes)	-5.39%	4.42%	3.89%

Average Annual Total Returns as of December 31, 2014
	1 year	5 year	10 year
JNL/ Causeway International Value Select Fund (Class B)	-10.28%	3.80%	4.44%
MSCI EAFE Value Index (Net) (reflects no deduction for fees, expenses or taxes)	-5.39%	4.42%	3.89%

Portfolio Management.

Investment Adviser:
Jackson National Asset Management, LLC

Sub-Adviser:
Causeway Capital Management LLC

Portfolio Managers:
Name:	Joined Fund Management Team In:	Title:
Sarah H. Ketterer	September 2015	Chief Executive Officer
Harry W. Hartford	September 2015	President
James A. Doyle	September 2015	Portfolio Manager
Jonathan P. Eng	September 2015	Portfolio Manager
Kevin Durkin	September 2015	Portfolio Manager
Conor S. Muldoon, CFA	September 2015	Portfolio Manager
Foster Corwith	September 2015	Portfolio Manager
Alessandro Valentini, CFA	September 2015	Portfolio Manager
Ellen Lee	September 2015	Portfolio Manager

Purchase and Redemption of Fund Shares
Only separate accounts and qualified  plans of Jackson National Life Insurance Company ("Jackson") or Jackson National Life Insurance Company of New York ("Jackson NY") and series, including fund of funds, of registered investment companies in which either or both of those insurance companies invest may purchase shares of the Fund. You may invest indirectly in the Fund through your purchase of a variable annuity or life insurance contract issued by a separate account of Jackson or Jackson NY that invests directly, or through a fund of funds, in this Fund or through a qualified plan in which you are a participant.  Any minimum initial or subsequent investment requirements and redemption procedures are governed by the applicable separate account or plan through which you invest indirectly.

This Fund serves as an underlying investment by insurance companies, affiliated investment companies, and retirement plans for funding variable annuity and life insurance contracts and retirement plans.

Tax Information
The Fund's shareholders are separate accounts and qualified plans of Jackson or Jackson NY and mutual funds owned directly or indirectly by them.  Accordingly, the Fund's dividends and other distributions are not taxable to you, the contract owner or plan participant, and no discussion is included about the Federal personal income tax consequences to you.  For this information, you should consult the prospectus of the appropriate separate account or description of the plan and read the discussion therein of those consequences.

Payments to Broker-Dealers and Financial Intermediaries
If you invest in the Fund under a variable insurance contract or a plan that offers a variable insurance contract as a plan option through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary's Website for more information.

JNL/ Causeway International Value Select Fund
(formerly, JNL/JPMorgan International Value Fund)
Class A and B

Investment Objective.  The investment objective of the JNL/ Causeway International Value Select Fund is to seek long-term growth of capital and income through investment primarily in larger capitalization equity securities .

Principal Investment Strategies.  The Fund invests primarily in common stocks of companies located in developed countries outside the U.S. Under normal circumstances, the Fund invests at least 80% of its total assets in stocks of companies located in at least ten foreign countries and invests the majority of its total assets in companies that pay dividends or repurchase their shares. There is no limit on investments in any one country. The Fund may invest up to 10% of its total assets in companies in emerging (less developed) markets. The Fund considers a country to be an emerging market if the country is included in the MSCI Emerging Markets Index.

When investing the Fund's assets, the Sub-Adviser follows a value style. This means that the Sub-Adviser buys stocks that it believes have lower prices than their true worth. For example, stocks may be "undervalued" because the issuing companies are in industries that are currently out of favor with investors. However, even in those industries, certain companies may have high rates of growth of earnings and be financially sound.

The Investment Adviser considers whether a company has each of the following value characteristics in purchasing or selling securities for the Fund:

•	Low price-to-earnings ratio (stock price divided by earnings per share) relative to the sector;
•	High yield (percentage rate of return paid on a stock in dividends and share repurchases) relative to the market;
•	Low price-to-book value ratio (stock price divided by book value per share) relative to the market;
•	Low price-to-cash flow ratio (stock price divided by net income plus noncash charges per share) relative to the market; and
•	Financial strength

Generally, price-to-earnings and yield are the most important factors.

The Fund may invest in companies with market capitalizations greater than $5 billion at time of investment, and is not required to invest a minimum amount and is not limited to investing a maximum amount in any particular country.

The Sub-Adviser determines the country where a company is located, and thus whether a company is located outside the U.S. or in an emerging market, by referring to: its stock exchange listing; where it is registered, organized or incorporated; where its headquarters are located; its MSCI country classification; where it derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed; or where at least 50% of its assets are located. These categories are designed to identify investments that are tied economically to, and subject to the risks of, investing outside the U.S.

Principal Risks of Investing in the Fund.  An investment in the Fund is not guaranteed.  As with any mutual fund, the value of the Fund's shares will change, and you could lose money by investing in the Fund.  The following descriptions of the principal risks does not provide any assurance either of the Fund's investment in any particular type of security, or assurance of the Fund's success in its investment selections, techniques and risk assessments.  As a managed portfolio the Fund may not achieve its investment objective for a variety of reasons including changes in the financial condition of issuers (due to such factors as management performance, reduced demand or overall market changes), fluctuations in the financial markets, declines in overall securities prices, or the Sub-Adviser's investment techniques otherwise failing to achieve the Fund's investment objective. A variety of specific factors may influence its investment performance, such as the following:

•	Counterparty risk
•	Currency risk
•	Emerging markets and less developed countries risk
•	Foreign regulatory risk
•	Foreign securities risk
•	Investment style risk
•	Liquidity risk
•	Managed portfolio risk
•	Market risk
•	Settlement risk

Please see the "Glossary of Risks" section, which is set forth before the "Management of the Trust" section, for a description of these risks.  There may be other risks that are not listed herein that could cause the value of your investment in the Fund to decline and that could prevent the Fund from achieving its stated investment objective.  This Prospectus does not describe all of the risks of every technique, investment strategy or temporary defensive position that the Fund may use.  For additional information regarding the risks of investing in the Fund, please refer to the SAI.

Additional Information About the Other Investment Strategies, Other Investments and Risks of the Fund (Other than Principal Strategies/Risks).

There may be additional risks that may affect the Fund's ability to achieve its stated investment objective.  Those additional risks are:

•	Derivatives risk
•	Leverage risk
•	Temporary defensive positions and large cash positions risk

Please see the "Glossary of Risks" section, which is set forth before the "Management of the Trust" section, for a description of these risks.

When-issued securities. The Fund may invest in when-issued and delayed delivery securities.  Actual payment for and delivery of such securities does not take place until some time in the future, i.e., beyond normal settlement.  The purchase of these securities will result in a loss if their value declines prior to the settlement date.  This could occur, for example, if interest rates increase prior to settlement.

In addition, the performance of the Fund depends on the Sub-Adviser's abilities to effectively implement the investment strategies of the Fund.

The SAI has more information about the Fund's authorized investments and strategies, as well as the risk and restrictions that may apply to it.

The Sub-Adviser and Portfolio Management.  The sub-adviser to the JNL/ Causeway International Value Select Fund is Causeway Capital Management LLC ("Causeway"), located at 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, CA 90025 .

Sarah H. Ketterer, Chief Executive Officer, Portfolio Manager. Ms. Ketterer is the chief executive officer of Causeway, portfolio manager for the firm's fundamental and absolute return strategies, and is responsible for investment research across all sectors.  She co-founded the firm in June 2001.

Harry W. Hartford, President, Portfolio Manager. Mr. Hartford is the president of Causeway, portfolio manager for the firm's fundamental and absolute return strategies, and director of research.  He co-founded the firm in June 2001.

James A. Doyle, Portfolio Manager. Mr. Doyle is a director of Causeway and is responsible for investment research in the global healthcare, information technology, and telecommunication services sectors.  He joined the firm in June 2001.

Jonathan P. Eng, Portfolio Manager. Mr. Eng is a director of Causeway and is responsible for investment research in the global consumer discretionary, industrials and materials sectors.  He joined the firm in July 2001 as a research associate and has been a portfolio manager since February 2002.

Kevin Durkin, Portfolio Manager. Mr. Durkin is a director of Causeway and is responsible for investment research in the global consumer discretionary, consumer staples, energy, and utilities sectors.  He joined the firm in June 2001 as a research associate and has been a portfolio manager since January 2006.

Conor S. Muldoon, CFA, Portfolio Manager. Mr. Muldoon is a director of Causeway and is responsible for investment research in the global financials and materials sectors.  He joined the firm in August 2003 as a research associate and has been a portfolio manager since September 2010.

Foster Corwith, Portfolio Manager. Mr. Corwith is a director of Causeway and is a portfolio manager of Causeway and is responsible for investment research in the global industrials and consumer sectors. He joined the firm in July 2006 as a research associate and has been a portfolio manager since April 2013.

Alessandro Valentini, CFA  Portfolio Manager. Mr. Valentini is a portfolio manager of Causeway and is responsible for investment research in the global health care and financials sectors. He joined the firm in July 2006 and has been a portfolio manager since April 2013.

Ellen Lee, Portfolio Manager. Ms. Lee is a director of Causeway and is responsible for investment research in the global utilities, energy, industrials, and consumer discretionary sector.  Ms. Lee joined the firm in August 2007 as a research associate and has been a portfolio manager since January 2015.

The SAI provides additional information about each portfolio manager's compensation, other accounts managed, and ownership of securities in the Fund.

A discussion regarding the Board of Trustees' basis for approving the sub-advisory agreement is available in the Fund's Semi- Annual Report for the period ended June 30, 2015 .